SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: June 26, 2003

(Date of earliest event reported)

VLPS LIGHTING SERVICES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23159	75-2239444
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

8617 Ambassador Row, Suite 120 Dallas, Texas 75247
(Address of principal executive offices)

(214) 630-1963
(Registrant’s telephone number, including area code)

Item 4.   Changes in Registrant’s Certifying Accountant

Deloitte & Touche LLP was dismissed as the Company’s certifying accountant on June 26, 2003.  Effective June 26, 2003, the Company appointed Grant Thornton, LLP as the Company’s certifying accountant, and Grant Thornton’s acceptance is subject to finalization of its standard prospective client evaluation procedures.  The change of certifying accountant has been approved by the Audit Committee of the Board of Directors.

Deloitte & Touche’s reports on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended September 30, 2002 and 2001, were unqualified.  There were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or reportable events during such periods or through the interim period ended June 26, 2003 (the date of the dismissal) or the interim period ended June 30, 2003 (the date of the filing of this report).

Deloitte & Touche has reviewed this report.  In this regard, Deloitte & Touche has provided the Company with the letter attached hereto as Exhibit 16.

Item 7.   Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired: Not applicable.

(b)        Pro forma financial information: Not applicable.

(c)        Exhibits:

16.1      —      Letter from Deloitte & Touche LLP dated June 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VLPS LIGHTING SERVICES INTERNATIONAL, INC.

Dated: June 30, 2003	By:	/s/ Jerome L. Trojan III
Jerome L. Trojan III
Vice President – Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from Deloitte & Touche LLP dated June 30, 2003